Filed Pursuant to Rule 424(b)(3)

Registration Statement 333-199454

PROSPECTUS

ADAMIS PHARMACEUTICALS CORPORATION

2,836,878 Shares of Common Stock

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This prospectus relates to the resale or other disposition from time to time of up to 1,418,439 shares (the “Conversion Shares”) of our common stock to be offered by the selling stockholders upon the conversion of previously issued Series A Convertible Preferred Stock (the “Series A Preferred”), and 1,418,439 shares (the “Warrant Shares”) of our common stock issuable upon the exercise of outstanding previously issued common stock purchase warrants (the “Warrants”), by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. The Warrants have an exercise price of $3.40 per share, and may be exercised during the period ending August 19, 2019.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock from time to time on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 9.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the Warrants by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “ADMP.” On October 29, 2014, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $4.39 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in our Annual Report on Form 10-K for the year ended March 31, 2014 as well as our subsequently filed periodic and current reports, which we file with the Securities and Exchange Commission and which are incorporated by reference into the registration statement of which this prospectus is a part. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2014.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Adamis,” the “company” or the “Company,” “we,” “us,” or “our” refer to Adamis Pharmaceuticals Corporation and our subsidiaries, taken together.

ABOUT THE COMPANY

Company Overview

We are an emerging pharmaceutical company focused on combining specialty pharmaceuticals and biotechnology to provide innovative medicines for patients and physicians. We are currently primarily focused on our specialty pharmaceutical products. We are currently developing four products in the allergy and respiratory markets, including a dry powder inhaler technology that we acquired from 3M Company. Our goal is to create low cost therapeutic alternatives to existing treatments. Consistent across all specialty pharmaceuticals product lines, we intend to pursue Section 505(b)(2) New Drug Application, or NDA, regulatory approval filings with the U.S. Food and Drug Administration, or the FDA, whenever applicable in order to reduce the time needed to get to market and to save on costs, compared to Section 505(b)(1) NDA filings for new drug products. In May 2014, we filed a New Drug Application with the FDA under Section 505(b)(2) of the Food, Drug & Cosmetic Act for marketing approval of our epinephrine pre-filled single dose syringe (PFS) product, for the emergency treatment of allergic reactions (Type I) including anaphylaxis. On July 29, 2014, we announced that the FDA had accepted the NDA for review. We also have a number of biotechnology product candidates and technologies, including therapeutic vaccine and cancer product candidates and technologies for patients with unmet medical needs in the global cancer market. To achieve our goals and support our overall strategy, we will need to raise a substantial amount of funding and make substantial investments in equipment, new product development and working capital.

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Our principal executive offices are located at 11682 El Camino Real, Suite 300, San Diego, CA 92130, and our telephone number is (858) 997-2400. Our website address is: www.adamispharmaceuticals.com. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our common stock.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF PRIVATE PLACEMENT OF SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS

On August 19, 2014, we completed a private placement financing transaction. Pursuant to a Purchase Agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), we issued 1,418,439 shares (the “Series A Shares”) of a new series of preferred stock, Series A Convertible Preferred Stock (the “Series A Preferred”), and warrants (“Warrants”) to purchase up to 1,418,439 shares (“Warrant Shares”) of common stock, and received gross cash proceeds of approximately $5,000,000, excluding transactions costs, fees and expenses. The Series A Shares and Warrants were sold in units, with each unit consisting of one Series A Share and one Warrant, at a purchase price of $3.525 per unit. The closing per share price of the common stock on the Nasdaq Capital Market on the closing date was $3.40. Each Series A Share is convertible into shares of common stock (the “Conversion Shares”), at an initial conversion rate of 1-for-1, at any time at the discretion of the holder. The exercise price of the Warrants is $3.40 per share, and the Warrants are exercisable for five years. The purchasers were the initial selling stockholders named in this prospectus.

Series A Preferred Stock

The Series A Preferred was established pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Delaware Secretary of State. The rights, preferences, privileges, and restrictions applicable to the Series A Preferred are described below.

Conversion. Each share of the Series A Preferred is convertible into common stock at an initial conversion rate of 1-for-1. The conversion rate of the Series A Preferred is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions. The Series A Preferred automatically converts into common stock upon the occurrence of certain “Fundamental Transactions,” as described below.

Dividends. In addition to stock dividends or distributions for which proportionate adjustments will be made, holders of Series A Preferred are entitled to receive dividends on shares of Series A Preferred equal, on an as-if-converted-to-common-stock basis, to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends are payable on shares of Series A Preferred.

Voting Rights. Except as provided in the Certificate of Designation or as otherwise required by law, the holders of Series A Preferred are entitled to vote with the holders of outstanding shares of common stock, voting together as a single class, with respect to all matters presented to the stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series A Preferred held by such holder is convertible, after taking into account the Beneficial Ownership Limitation described below. The Company may not, without the consent of holders of a majority of the outstanding shares of Series A Preferred, alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Certificate of Designation.

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Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred are entitled to receive, pari passu with the holders of common stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion as a result of the Beneficial Ownership Limitation.

Beneficial Ownership Limitation. The Company may not effect any conversion of the Series A Preferred, and a holder does not have the right to convert any portion of the Series A Preferred or exercise a Warrant held by the holder, to the extent that, after giving effect to the conversion set forth in a notice of conversion or such exercise of the Warrant, such holder would beneficially own in excess of the holder Beneficial Ownership Limitation, or such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of the Affiliates Beneficial Ownership Limitation. The “holder Beneficial Ownership Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series A Preferred, or upon exercise of the Warrant, held by the applicable holder. The “affiliates Beneficial Ownership Limitation” is 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series A Preferred, or upon exercise of the Warrant, held by the applicable holder and its affiliates (the holder Beneficial Ownership Limitation together with the affiliates Beneficial Ownership Limitation collectively referred to as the “Beneficial Ownership Limitation”). A holder may, with 61 days prior notice to the Company, or immediately upon notice from the holder to the Company at any time after the public announcement or other disclosure of a Fundamental Transaction, elect to increase or decrease or remove one or both of the holder Beneficial Ownership Limitation and the affiliates Beneficial Ownership Limitation; provided, however, that in no event may either the holder Beneficial Ownership Limitation or the affiliate Beneficial Ownership Limitation be 20.00% or greater.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of common stock upon conversion of the Series A Preferred within the time period specified in the Certificate of Designation, or fails to timely deliver shares upon exercise of a Warrant (generally, within three trading days after delivery of the notice of conversion or exercise), and if the holder has not exercised its Buy-In rights as described below with respect to such shares, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $100 per business day (increasing to $200 per business day after the tenth business day) for each $10,000 of Conversion Shares or Warrant Shares for which the Series A Preferred or Warrant is converted or exercised which are not timely delivered. If the Company makes such liquidated damages payments, it is not also obligated to make Buy-In payments with respect to the same Conversion Shares or Warrant Shares.

Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the Conversion Shares or Warrant Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the Conversion Shares or Warrant Shares which the holder anticipated receiving upon such conversion or exercise (a “Buy-In”), then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares or Warrant Shares that the Company was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Series A Preferred and equivalent number of Conversion Shares or Warrant Shares for which such conversion or exercise was not honored (in which case such conversion or exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations.

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Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any common stock equivalents pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then a holder of Series A Preferred or Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon conversion of the Series A Preferred or exercise of the Warrants (without regard to any limitations on conversion). If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of common stock, then a holder of Series A Preferred or Warrants is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of common stock acquirable upon complete conversion of the Series A Preferred or exercise of the Warrants (without regard to any limitations on conversion).

Fundamental Transaction. If, at any time while the Series A Preferred is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person pursuant to which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation are converted into or exchanged for shares of another corporation or entity and represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, less than a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then the Series A Preferred automatically converts and the holder will receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (subject to the Beneficial Ownership Limitation), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred is convertible immediately prior to such Fundamental Transaction (subject to the Beneficial Ownership Limitation). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the Alternate Consideration it receives upon automatic conversion of the Series A Preferred following such Fundamental Transaction.

Warrants

Exercise. The Warrants are exercisable by means of cash. However, if at any time commencing 120 days after the initial issuance date of the Warrants there is no effective registration statement registering, or no current prospectus available for the resale of, all of the Warrant Shares held by the holder (and all of the Conversion Shares beneficially held by the holder (in each case without giving effect any restrictions on exercise or conversion), or if the Company has not provided any certifications required to be provided by the Registration Rights Agreement regarding the availability of the registration statement of which this prospectus is a part for resales of all of the Warrant Shares and all of the Conversion Shares beneficially held by the holder (in each case without giving effect any restrictions on exercise or conversion) that has been requested by the holder, then a holder may also exercise a Warrant at the holder’s election, in whole or in part, at such time by means of a net exercise of the Warrant on a cashless basis.

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Adjustments to Exercise Price. The Warrants provide for proportional adjustment of the number and kind of securities purchasable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events such as stock splits, combinations, reverse stock splits and similar events.

Call Provisions. Provided (i) there is an effective registration statement that covers resale of all of the Warrant Shares, or (ii) all of the Warrant Shares may be sold pursuant to Rule 144 upon cashless exercise without restrictions including without volume limitations, each such event referred to as a Trigger Condition, the Company has the option to “call” the exercise of any or all of the Warrants, referred to as a Warrant Call, from time to time by giving a Call Notice to the holder. The Company’s right to exercise a Warrant Call commences five trading days after either of the Trigger Conditions has been in effect continuously for 15 trading days. A holder has the right to cancel the Warrant Call up until the date the called Warrant Shares are actually delivered to the holder, such date referred to as the Warrant Call Delivery Date, if the Trigger Condition relied upon for the Warrant Call ceases to apply. In addition, a Call Notice may be given not sooner than 15 trading days after the Warrant Call Delivery Date of the immediately preceding Call Notice.

We may give a Call Notice only within (i) if a holder and its affiliates beneficially own 2% or less of the outstanding common stock, then 10 trading days after any 20-consecutive trading day period during which the daily volume weighted average price (“VWAP”) of the common stock is not less than 250% of the exercise price for the Warrants in effect for 10 out of such 20-consecutive trading day period, and (ii) if holder and its affiliates beneficially own more than 2% of the outstanding common stock, five trading days after any 30-consecutive trading day period during which the VWAP of the common stock is not less than 250% of the exercise price then in effect for 25 out of such 30-consecutive trading day period. During the Call Period, the holder will exercise the Warrant and purchase the called Warrant Shares. If the holder fails to timely exercise the Warrant for a number of Warrant Shares equal to number of called Warrant Shares during the Call Period, the Company’s sole remedy will be to cancel an amount of called Warrant Shares equal to such shortfall, with the Warrant no longer being exercisable with respect to such Warrant Shares. The “Call Period” is a period of 30 trading days following the date on which the Call Notice is deemed given and effective; the Call Period will be extended for one trading day for each trading day during the Call Period during which the VWAP of the common stock is less than 225% of the exercise price then in effect.

Fundamental Transactions. If, at any time while the Warrants are outstanding we engage in a Fundamental Transaction, then, upon any subsequent exercise of a Warrant, the holder will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional Alternate Consideration, receivable as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such transaction. For purposes of any such exercise, the determination of the exercise price will be appropriately adjusted to apply to such Alternate Consideration.

If such a transaction is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) a transaction involving a person or entity not traded on a national securities exchange or trading market, then the Company or any successor entity will, at the holder’s option which shall be exercised as of the consummation of the transaction, purchase the Warrant from the holder by paying to the holder concurrently with the consummation of the transaction for each Warrant Share that would be issuable upon such exercise immediately prior to the occurrence of such transaction, the higher of (i) an amount of cash equal to the Black Scholes Value, calculated as provided in the Warrant, of the remaining unexercised portion of the Warrant on the date of the consummation of such transaction, or (ii) the positive difference between the cash per share paid in such transaction minus the then-in-effect exercise price. The Company will cause any successor entity in a transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under the Warrant and the other transaction documents prior to such transaction.

Other

Registration. Under the Registration Rights Agreement, we have agreed to file a registration statement with the SEC within 60 days following the closing date to register the resale of the shares issuable upon conversion of the Series A Preferred and exercise of the Warrants, and to have the registration statement declared effective within 120 days of the closing date. The transaction documents provide for a variety of monetary penalties, which could be material, if the registration statement is not filed or declared effective by the times contemplated in the transaction documents, or does not continue to be effective and available thereafter. Each of the Company and each investor has agreed to indemnify the other party and certain affiliates against certain liabilities related to the registration statement.

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 Indemnification. Under the transaction documents, we agreed to indemnify, hold harmless, reimburse and defend the investors and certain related persons and entities against any claim, cost, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon the investors or any such person which results from, arises out of or is based upon (i) any breach of any representation, warranty or covenant by us in any of the transaction documents, or (ii) any action instituted against such indemnified party arising out of or resulting from the execution, delivery, performance or enforcement of the transaction documents.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement that we may file, contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Such statements may include, without limitation, statements relating to: our expectations for growth; estimates of future revenue; our sources and uses of cash; our liquidity needs; our ability to obtain sufficient funding to support our planned activities; our current or planned clinical trials or research and development activities; product development timelines; our future products; regulatory matters; anticipated dates for commencement of clinical trials; anticipated completion dates of clinical trials; anticipated dates for meetings with regulatory authorities and submissions to obtain required regulatory marketing approvals; anticipated dates for commercial introduction of products; anticipated expenses and expense levels; guidance on future periods; and other statements concerning our future operations and activities. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those anticipated by such statements. Whether these future events will occur, and whether we will achieve our business objectives, are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended March 31, 2014, filed with the SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. Any forward-looking statements are qualified in their entirety by reference to such factors and cautionary statements discussed throughout this prospectus or incorporated by reference herein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to elsewhere in the prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We are registering shares of our common stock pursuant to registration rights granted to the selling stockholders. We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders. We will receive proceeds upon the cash exercise of the Warrants for which underlying Warrant Shares are being registered hereunder. Assuming full cash exercise of the Warrants at the exercise price of $3.40 per underlying Warrant Share, and assuming no further adjustments to the exercise price, we would receive proceeds of approximately $4,822,692. We currently intend to use the cash proceeds from any Warrant exercise for working capital and general corporate purposes. We may also use a portion of the cash proceeds to acquire or invest in complementary businesses, technologies, product candidates, or other intellectual property, although we have no present commitments or agreements to do so. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. In addition, the terms of the Warrants provide that they may be exercised on a cashless basis if at the time of exercise, the shares of common stock underlying the Warrant are not subject to a registration statement or there has been a failure to maintain the effectiveness of a registration covering such shares, or if we fail to provide any certifications to the selling stockholders that we are required to provide pursuant to the Registration Rights Agreement. We will not receive any cash proceeds as a result of Warrants that are exercised on a cashless basis pursuant to such terms of the Warrants. We cannot assure you that any Warrants will be exercised or that such exercises will be cash exercises rather than net cashless exercises.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are issuable to the selling stockholders pursuant to the terms of the Series A Preferred and the Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the Conversion Shares and Warrant Shares for resale from time to time. Except for the ownership of the Series A Shares and Warrants that we issued pursuant to the Purchase Agreement and except for the transactions described above in the section of this prospectus entitled “Private Placement of Series A Convertible Preferred Stock and Warrants,” the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of common stock by each of the selling stockholders, based on 10,551,519 shares of common stock outstanding. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its beneficial ownership of the Series A Shares and Warrants, and other shares of our common stock beneficially owned by the selling stockholder, as of the date of this prospectus, assuming conversion of Series A Shares and exercise of Warrants on that date, subject to and giving effect to the 4.99% individual Beneficial Ownership Limitation (as defined below), but not giving effect to or taking into account the 9.99% affiliate Beneficial Ownership Limitation (as defined below). The third column lists the shares of common stock being offered by this prospectus by the selling stockholders, without regard to the Beneficial Ownership Limitation or any maximum percentage ownership limitations or other limitations on conversions of Series A Shares or exercises of the Warrants. The fourth column lists the number of shares of common stock anticipated to be beneficially owned by the selling stockholders following the offering, assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder, shares issuable upon conversion of the Series A Shares or exercise of the Warrants are included with respect to that selling stockholder. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Under the terms of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, and under the terms of the Warrants, the number of shares of common stock into which the Series A Preferred is convertible, and the number of shares of common stock into which the Warrants beneficially held by each selling stockholder are exercisable, as applicable, are limited pursuant to the terms of the Series A Preferred and the Warrants to that number of shares of common stock which would result in the named stockholder having aggregate individual beneficial ownership of, with respect to the Series A Preferred and the Warrants, 4.99% individually (the “individual Beneficial Ownership Limitation”) and together with any affiliated stockholders 9.99% (the “affiliate Beneficial Ownership Limitation”), of the total issued and outstanding shares of common stock (together, referred to as the “Beneficial Ownership Limitation”).

When we refer to “selling shareholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling shareholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling shareholders. Except as otherwise indicated, each selling shareholder has sole voting and dispositive power with respect to such shares.

	Shares Beneficially Owned Prior to Offering		Shares to be Offered	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage
Funds advised by Sio Capital Management, LLC (1)	1,095,631	9.9%	2,836,878	690,834	6.5%

(1)	Based on information provided to the Company by the named stockholder. Includes 287,236, 104,182 and 299,416 shares of Common Stock owned by Sio Partners, LP, Sio Partners QP, LP, and Sio Partners Offshore, Ltd., respectively. Includes 404,797 shares issuable upon conversion of Series A Preferred, giving effect to the Beneficial Ownership Limitation. Excludes 1,013,642 shares of Series A Preferred that are not convertible into Common Stock within 60 days of the date of the table, by virtue of the Beneficial Ownership Limitation. Excludes warrants to purchase 1,418,439 shares of Common Stock which are not exercisable within 60 days of the date of the table, by virtue of the Beneficial Ownership Limitation. The total number of shares of Series A Preferred, determined without reference to the Beneficial Ownership Limitation, held by each of the foregoing stockholders is as follows: Sio Partners, LP, 595,319; Sio Partners QP, LP, 215,603; and Sio Partners Offshore, Ltd., 607,517. The total number of shares of Common Stock that are issuable upon exercise of the Warrants, determined without reference to the Beneficial Ownership Limitation, held by each of the foregoing stockholders is as follows: Sio Partners, LP, 595,319; Sio Partners QP, LP, 215,603 and Sio Partners Offshore, Ltd., 607,517. Sio Capital Management, LLC serves as investment advisor of Sio Partners, LP; Sio Partners QP, LP and Sio Partners Offshore, Ltd. Sio GP, LLC is the general partner of Sio Partners, LP and Sio Partners QP, LP. Michael Castor, as principal of Sio GP, LLC and director of Sio Partners Offshore, Ltd., has voting and investment control over the securities beneficially owned by each of the foregoing stockholders. Each of Sio Capital Management, LLC; Sio GP, LLC and Michael Castor disclaims beneficial ownership over the securities held of record by the stockholders, except to the extent of its or his pecuniary interest therein.

Under the terms of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, and under the terms of the Common Stock purchase warrants issued to the stockholders named above (the “Warrants”), the number of shares of Common Stock into which the Series A Preferred is convertible, and the number of shares of Common Stock into which the warrants beneficially held by the stockholder are exercisable, as applicable, are limited pursuant to the terms of the Series A Preferred and the Warrants to that number of shares of Common Stock which would result in the named stockholders having aggregate individual beneficial ownership of, with respect to the Series A Preferred and the Warrants, 4.99% individually and together with any affiliated stockholders 9.99%, of the total issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Pursuant to Rule 13d-4 under the Exchange Act, each of the stockholders disclaims beneficial ownership of any and all shares of Common Stock that are issuable upon any conversion or exercise of the Series A Preferred or Warrants if such conversion or exercise would cause the stockholder’s aggregate beneficial ownership to exceed or remain above the applicable Beneficial Ownership Limitation. As a result, each stockholder disclaims beneficial ownership of any shares not shown as beneficially owned in the table above. The business address of the stockholders is Sio Capital Management, LLC, 515 Fifth Avenue, Suite 910, New York, NY 10017.
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PLAN OF DISTRIBUTION

Each selling stockholder has informed us that it does not, as of the date of this prospectus, have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on the NASDAQ Capital Market, on any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.

In addition, the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                     ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                     block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                     an exchange distribution in accordance with the rules of the applicable exchange;

•                     privately negotiated transactions;

•                     short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•                     through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                     broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                     a combination of any such methods of sale; and

•                     any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin, Law Corporation, Sacramento, California.

EXPERTS

The financial statements as of March 31, 2014 and 2013 and for the two years in the period ended March 31, 2014, included in this prospectus have been so included in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

·                   Annual Report on Form 10-K for the year ended March 31, 2014, filed on June 23, 2014, as the same may be amended;

·                   Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 13, 2014;

·                   Current Reports on Form 8-K filed with the SEC on August 20, 2014 and August 26, 2014;

·                   Definitive Proxy Statement on Schedule 14A filed with the SEC on October 14, 2014 for our annual meeting of shareholders to be held on November 6, 2014; and

·                   The description of our common stock contained in our Form 8-A filed on December 11, 2013.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 997-2400 or by writing to us at the following address:

Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130
Attn: Corporate Secretary

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